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                                                               Exhibit 99 to 8-K



CONTACT: Jackie Abramian (media)            CONTACT: Tom Newman
Ian Robb (Industry Analysts)                Vice President, Corporate Relations
Media Boston International                  Teradyne, Inc.
617-266-5969                                617-422-2425
jabramian@mediaboston.com                   tom.newman@teradyne.com
irobb@mediaboston.com


                                   TERADYNE TO
          REPURCHASE COMMON STOCK AND ADOPT A SHAREHOLDER'S RIGHTS PLAN


BOSTON, MA --- NOVEMBER 17, 2000 -- Teradyne, Inc announced today that its Board of Directors has authorized the repurchase of 10 million shares of its Common Stock. As in the past the primary purpose of Teradyne's share repurchase program will be to offset the effect of dilution from the impact of employee stock option exercises, although general repurchases are permitted. Shares are to be repurchased at the discretion of management. During the last five years, Teradyne has repurchased 20 million shares under two previously existing share repurchase programs.

In addition, the Board of Directors has authorized the adoption of a Shareholder's Rights Plan. Under the Plan, Common Stock purchase rights will be distributed as of the close of business on November 27, 2000. The Rights will be exercisable only if a person or group acquires or announces a tender or exchange offer that would result in such person or group owning 20% or more of the outstanding Common Stock of the Company. In the event a Right becomes exercisable, the Plan allows the Company's shareholders to purchase, at an exercise price of $540.00 per Right, Common Stock of the Company having a market value of $1,080.00. The Company will generally be entitled to redeem the Rights at $.001 per Right at anytime until a person or group has acquired a 20% stock position.

A summary of the Rights containing additional details on the plan will be mailed to shareholders of record on or shortly after November 27, 2000, and may also be found in Form 8-K filed with the securities and exchange commission. The Rights will expire on November 27, 2010 unless earlier redeemed or exchanged. The initial distribution of Rights is not taxable to shareholders.

SAFE HARBOR PROVISION

Statements contained in this press release which are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those projected. The factors that could cause actual results to differ materially include the following: Competitive



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TERADYNE BOARD REPURCHASES STOCKS  2-2-2


pressures on selling prices; the timing and cancellation of customer orders; changes in product mix; the Company's ability to introduce new products and technologies on a timely basis; introduction of products and technologies by the Company's competitors; market acceptance of the Company's and its competitors' products; fulfilling backlog on a timely basis; reliance on sole source suppliers; potential retrofit costs; the level of orders received which can be shipped in a quarter; and the timing of investments in engineering and development. As a result of the foregoing and other factors, the Company may experience material fluctuations in future operating results on a quarterly or annual basis which could materially and adversely affect its business, financial condition, operating results and stock price; and the risks described from time to time in the Company's filings with the Securities and Exchange Commission.

ABOUT TERADYNE, INC.

Teradyne (NYSE: TER) is the world's largest supplier of automatic test equipment, related software and high performance interconnection systems for the electronics, telecommunications and Internet industries. 1999 sales were $1.8 billion and there are currently more than 10,000 Teradyne employees worldwide. Teradyne products are used to test semiconductors, circuit assemblies, telephone lines and broadband networks. Teradyne's backplane assemblies and high-density connectors are used in the communications and computing systems central to the Internet infrastructure. More than 70% of the company's business is driven by Internet growth.



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